SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2012 (August 27, 2012)

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, New Jersey 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Knight Capital Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated as of August 6, 2012, by and among the Company and Jefferies & Company, Inc. (“Jefferies”), Jefferies High Yield Trading, LLC, Blackstone Capital Partners VI L.P. (“Blackstone”), Blackstone Family Investment Partnership VI ESC L.P., Blackstone Family Investment Partnership VI L.P., GETCO Strategic Investments, LLC (“GETCO”), TD Ameritrade Holding Corporation (“TD Ameritrade”), Stephens Investments Holdings LLC and Stifel Financial Corp.  Pursuant to the terms of the Purchase Agreement, the Company agreed, among other things, to appoint three new members to the Company’s board of directors (the “Board”):  (1) an individual selected by Blackstone, (2) an individual selected by General Atlantic LLC (“General Atlantic”), which is an affiliate of an investor in GETCO and (3) an individual proposed by the Board and acceptable to Jefferies, with each of Blackstone, General Atlantic and Jefferies retaining such right for so long as the Blackstone investors, GETCO and the Jefferies investors, respectively, hold at least 25% of the preferred stock they each purchased pursuant to the Purchase Agreement.  Blackstone has selected Mr. Martin J. Brand as its representative to be appointed to the Board, General Atlantic has selected Mr. Matthew Nimetz as its representative to be appointed to the Board, and the Company has proposed, and Jefferies has informed the Company that such proposal is acceptable to it, that Mr. Fredric J. Tomczyk be appointed to the Board.

On August 27, the Board expanded the size of the Board by three members and appointed Messrs. Brand, Nimetz and Tomczyk to serve as directors of the Company, in each case effective immediately, until his respective successor is duly elected and qualified or until his earlier resignation, removal, death or incapacity.  Messrs. Brand, Nimetz and Tomczyk are not being named to any committees of the Board at this time.

In connection with his service as a member of the Board, Mr. Nimetz will participate in the director compensation program described in the Company’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on April 3, 2012.  Director compensation that would otherwise be paid or delivered to Messrs. Brand and Tomczyk will instead be paid or delivered to Blackstone Management Partners L.L.C., the investment advisor to Blackstone, and to TD Ameritrade, respectively.

In addition, Messrs. Brand, Nimetz and Tomczyk are each expected to enter into a Director’s Indemnification Agreement (the “Indemnification Agreement”) with the Company.  The Company has previously entered into identical Indemnification Agreements with each of its current directors.  Pursuant to the Indemnification Agreement, the Company will agree to indemnify Messrs. Brand, Nimetz and Tomczyk against all expenses, liability and loss, subject to certain limitations, arising out of their respective duties with the Company.  The Indemnification Agreement will provide indemnification in addition to the indemnification provided by the Company’s certificate of incorporation and by-laws and by applicable law.  Among other things, the Indemnification Agreement expressly will provide indemnification for Messrs. Brand, Nimetz and Tomczyk for expenses, liability and loss (including for judgments, fines, excise taxes or penalties pursuant to the Employee Retirement Income Act of 1974 and amounts paid or to be paid in settlement) actually or reasonably incurred by each of them in connection with the investigation, defense, settlement or appeal of any proceeding relating to their respective duties with the Company.  In addition, the Company will agree to advance expenses, subject to certain limitations, incurred by Messrs. Brand, Nimetz and Tomczyk in connection with the investigation, defense, settlement or appeal of any proceeding to which they are a party or are threatened to be made a party as a result of their respective duties with the Company.

Mr. Tomczyk is currently the President and Chief Executive Officer of TD Ameritrade.  As a result of the transactions contemplated by the Purchase Agreement, TD Ameritrade acquired 7,960 shares of the Company's Series A-1 Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share, and 32,040 shares of the Company’s Series A-2 Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share, in exchange for cash consideration of $40,000,000 and is currently the beneficial owner of more than five percent of the Company’s Class A Common Stock, par value $0.01 per share.  In the ordinary course of their respective businesses, TD Ameritrade places certain orders for securities trades with the Company and the Company executes the trades indicated in such orders.  The Company makes certain payments (“Order Flow Payments”) to TD Ameritrade in exchange for TD Ameritrade’s placing such orders with and through the Company.  In 2011, Order Flow Payments made by the Company to TD Ameritrade totaled approximately $19.8 million.  Through July 31, 2012, Order Flow Payments made by the Company to TD Ameritrade totaled approximately $8.9 million. In neither period did Order Flow Payments exceed 2% of TD Ameritrade’s reported net revenues.

The foregoing descriptions of certain terms and conditions of the Purchase Agreement and the Indemnification Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the form of Indemnification Agreement, copies of which are attached as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

The Company’s press release announcing the three Board appointments is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1

Securities Purchase Agreement, dated as of August 6, 2012 by and among Knight Capital Group, Inc. and the investors signatory thereto (Incorporated herein by reference to Exhibit 10.1 to Knight Capital Group, Inc.’s Current Report on Form 8-K, dated August 6, 2012).

10.2

Form of Indemnification Contract entered into by each Member of the Registrant’s Board of Directors (Incorporated herein by reference to Exhibit 10.26 to Knight Capital Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

99.1	Press release dated August 28, 2012.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

KNIGHT CAPITAL GROUP, INC.

Date: August 29, 2012	By: /s/ Andrew M. Greenstein
Andrew M. Greenstein
Managing Director, Deputy General
Counsel and Assistant Secretary

Exhibit Index

Exhibit Number	Description
10.1

Securities Purchase Agreement, dated as of August 6, 2012 by and among Knight Capital Group, Inc. and the investors signatory thereto (Incorporated herein by reference to Exhibit 10.1 to Knight Capital Group, Inc.’s Current Report on Form 8-K, dated August 6, 2012).

10.2

Form of Indemnification Contract entered into by each Member of the Registrant’s Board of Directors (Incorporated herein by reference to Exhibit 10.26 to Knight Capital Group, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

99.1	Press release dated August 28, 2012.